UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2007 Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, CA		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-5272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written ommunication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

On May 16, 2007, NeoRx Manufacturing Group, Inc., a wholly owned subsidiary of Poniard Pharmaceuticals, Inc. (“Subsidiary”), entered into an agreement with Molecular Insights Pharmaceuticals, Inc. (“MI”), pursuant to which Subsidiary agreed to sell, and MI agreed to buy, certain real estate and personal property located at 3100 Jim Cristal Road in Denton, Texas (collectively, the “Property”).  The purchase price of the Property is $3,000,000, payable in cash at closing.  The completion of the sale is subject to a 45-day feasibility review period during which MI will conduct a due diligence inspection of the Property and other customary closing conditions.

The Contract of Purchase and Sale dated as of May 16, 2007 is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit 10.1	Contract of Purchase and Sale dated as of May 16, 2007, between NeoRx Manufacturing Group, Inc. and Molecular Insights Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: May 17, 2007	By:	/s/ Anna Lewak Wight
Anna Lewak Wight
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Contract of Purchase and Sale dated as of May 16, 2007, between NeoRx Manufacturing Group, Inc. and Molecular Insights Pharmaceuticals, Inc.